                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.   20549

                                    FORM 8-A

                                ---------------

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                       SIZELER PROPERTY INVESTORS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 Maryland                               72-1082589
(State of incorporation or organization)             (I.R.S. Employer
                                                    Identification No.)

         2542 Williams Boulevard
             Kenner, Louisiana                            70062
(Address of principal executive offices)                (Zip Code)

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

          If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file numbers to which this form relates:
333-72208 and 333-72210.

Securities to be registered pursuant to Section 12(b) of the Act:

                                                   Name of each exchange on
 Title of each class to be so registered     which each class is to be registered
------------------------------------------   ------------------------------------
9.75% Series B Cumulative Redeemable
Preferred Stock, par value $.0001 per
share....................................          New York Stock Exchange

9.0% Convertible Subordinated
Debentures due July 15, 2009.............          New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:

                                Not applicable
                         ----------------------------
                               (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrant's Securities to be Registered.

               A description of the 9.75% Series B Cumulative Redeemable Preferred Stock, par value $.0001 per share ("Series B Preferred Stock"), and a description of the 9.0% Convertible Subordinated Debentures due July 15, 2009 (the "Debentures"), of Sizeler Property Investors, Inc. (the "Company") is contained in Amendment No. 3 to the Company's Registration Statement on Form S-4 (File No. 333-72208) filed with the Securities and Exchange Commission on March 25, 2002 which shall be deemed to be incorporated herein by reference for all purposes.


Item 2.   Exhibits.

               The securities described herein are to be registered on the New York Stock Exchange, on which other securities of the Company are registered. Accordingly, the following exhibits, required to be filed herewith in accordance with the Instructions as to Exhibits to Form 8-A, have been duly filed with the New York Stock Exchange:

     (1) Articles Supplementary of the Company relating to the 9.75% Series B Cumulative Redeemable Preferred Stock of the Company (incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-4 (No. 333-72208) filed with the SEC on October 25, 2001).

     (2) Articles of Incorporation of the Company (incorporated by reference to Exhibit 3(i) of the Company's Form 8-K filed with the SEC on June 26,
         2001).

     (3) Bylaws, as amended, of the Company (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-4 (No. 333-72208) filed with the SEC on October 25, 2001).

     (4) Form of Indenture (filed as Exhibit 4.3 of the Company's Amendment No. 2 to the Registration Statement on Form S-4 (No. 333-72208) filed with the SEC on January 21, 2002).

                                   SIGNATURES


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                              SIZELER PROPERTY INVESTORS, INC.



                              By: /s/ Sidney W. Lassen
                                 -----------------------------------
                                    Sidney W. Lassen
                                    Chairman of the Board and Chief
                                    Executive Officer


DATED:    March 25, 2002

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